POWER OF ATTORNEY

I, the undersigned trustee or officer of the investment companies listed on Annex A for which Amundi Pioneer Asset Management, Inc. or one of its affiliates acts as investment adviser (each, a “Trust” and collectively, the “Trusts”), hereby constitute and appoint Lisa M. Jones, Christopher J. Kelley, and Mark E. Bradley, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any Registration Statement on Form N-1A, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by each Trust, of which I am now, or am on the date of such filing, a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them, to any and all Registration Statements and amendments to said Registration Statements, including any amendments to establish a new series of a Trust, and any other filings with the Securities and Exchange Commission on behalf of each Trust.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 1st day of October, 2020.

/s/ John E. Baumgardner, Jr.	/s/ Mark E. Bradley
John E. Baumgardner, Jr.	Mark E. Bradley

/s/ Diane Durnin	/s/ Benjamin M. Friedman
Diane Durnin	Benjamin M. Friedman

/s/ Lisa M. Jones	/s/ Lorraine H. Monchak
Lisa M. Jones	Lorraine H. Monchak

/s/ Thomas J. Perna	/s/ Marguerite A. Piret
Thomas J. Perna	Marguerite A. Piret

/s/ Fred J. Ricciardi	/s/ Kenneth J. Taubes
Fred J. Ricciardi	Kenneth J. Taubes

POWER OF ATTORNEY

ANNEX A

Pioneer Asset Allocation Trust:	Pioneer Series Trust VI:
Pioneer Solutions – Balanced Fund	Pioneer Floating Rate Fund
Pioneer Bond Fund	Pioneer Flexible Opportunities Fund
Pioneer Core Trust I	Pioneer Series Trust VII:
Pioneer High Income Master Portfolio	Pioneer Global High Yield Fund
Pioneer Diversified High Income Trust
Pioneer Equity Income Fund	Pioneer Series Trust VIII:
Pioneer Floating Rate Trust	Pioneer International Equity Fund
Pioneer Fund	Pioneer Series Trust X:
Pioneer High Income Trust
Pioneer High Yield Fund	Pioneer Fundamental Growth Fund
Pioneer ILS Interval Fund	Pioneer Multi-Asset Ultrashort Income Fund
Pioneer ILS Bridge Fund	Pioneer Series Trust XI:
Pioneer Income Opportunities Trust	Pioneer Core Equity Fund
Pioneer Mid Cap Value Fund	Pioneer Series Trust XII:
Pioneer Money Market Trust:	Pioneer Disciplined Growth Fund
Pioneer U.S. Government Money Market Fund	Pioneer MAP – High Income Municipal Fund

Pioneer Municipal High Income Trust	Pioneer Short Term Income Fund
Pioneer Municipal High Income Advantage Trust	Pioneer Series Trust XIV:
Pioneer Real Estate Shares	Pioneer Emerging Markets Equity Fund
Pioneer Securitized Income Fund	Pioneer Strategic Income Fund
Pioneer Series Trust II:	Pioneer Variable Contracts Trust:
Pioneer AMT-Free Municipal Fund	Pioneer Bond VCT Portfolio
Pioneer Select Mid Cap Growth Fund	Pioneer Equity Income VCT Portfolio
Pioneer Series Trust III:	Pioneer Fund VCT Portfolio
Pioneer Disciplined Value Fund	Pioneer High Yield VCT Portfolio
Pioneer Series Trust IV:	Pioneer Mid Cap Value VCT Portfolio
Pioneer Balanced ESG Fund	Pioneer Real Estate Shares VCT Portfolio
Pioneer Multi-Asset Income Fund	Pioneer Select Mid Cap Growth VCT Portfolio
Pioneer Series Trust V:	Pioneer Strategic Income VCT Portfolio
Pioneer Global Equity Fund
Pioneer High Income Municipal Fund
Pioneer Corporate High Yield Fund